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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


         Date of Report (date of earliest event reported): April 23, 1997



                             PROMEDCO MANAGEMENT COMPANY
               (Exact name of Registrant as specified in its charter)


     DELAWARE                      0-21373                   75-2529809
    (State of              (Commission File No.)           (IRS Employer
   Incorporation)                                         Identification No.)


                            801 CHERRY STREET, SUITE 1450
                               FORT WORTH, TEXAS 76102
            (Address of principal executive offices, including zip code)


                                    (817)335-5035
                (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

     On April 23, 1997, ProMedCo Management Company ("ProMedCo" or the "Company"), acquired substantially all of the operating assets of Naples Medical Center, P.A. ("NMC") and Naples Obstetrics & Gynecology, M.D., P.A. ("NOB"), including accounts receivable and furniture and equipment. Simultaneous with closing, the operations of NOB were merged into NMC, and ProMedCo of Southwest Florida, Inc. ("ProMedCo-SW"), a wholly-owned subsidiary of ProMedCo, entered into a long-term service agreement (the "Service Agreement") with NMC, effective March 1, 1997. The combined groups total 36 physicians serving the Naples, Florida, market. The total consideration for the transaction was approximately $19.9 million, which consisted of a combination of cash and deferred cash payments, the issuance of notes and the assumption of certain liabilities. The consideration was determined through arm's length negotiations among representatives of ProMedCo, NMC and NOB. The factors considered in determining the purchase price included information with respect to the financial condition, assets, liabilities, businesses and operations of each entity on both a historical and prospective basis. The cash portion of the purchase price was funded with proceeds from the March 1997 public offering of the Company's Common Stock.

     Assets acquired will be used by ProMedCo-SW to provide administrative and medical support services to NMC pursuant to the terms of the Service Agreement.

Item 7.  Financial Statements and Exhibits

      Financial Statements

     (a) It is impractical to provide the required financial statements at this time. The required financial statements will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

         (b) It is impractical to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to this report as soon as practicable in accordance with
Item 7(a)(4) of Form 8-K.

         Exhibits

         Exhibit 2.3 -- Asset Purchase Agreements as of April 23, 1997 by and between ProMedCo Management Company, ProMedCo of Southwest Florida, Inc., Naples Medical Center, P.A. and Naples Obstetrics & Gynecology, M.D., P.A. Included as Appendix 2.9A to the Agreement is the Service Agreement by and between ProMedCo of Southwest Florida and Naples Medical Center, P.A.




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                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               PROMEDCO MANAGEMENT COMPANY




                               By:     /s/ H. WAYNE POSEY
                                              H. Wayne Posey
                                    President and Chief Executive Officer


Date:  May 7, 1997


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